September 7, 1995





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20001

          Re:  Showboat, Inc.
               Registration Statement on Form S-3
               Registration No. 33-_________

Gentlemen:

          As counsel to Showboat, Inc., a Nevada corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company of (i) warrants to purchase 150,000 shares of common stock (the "Warrants") of the Company; and (ii) 150,000 shares of common stock, $1.00 par value (the "Shares"), of the Company, issuable upon the excercise of the Warrants, and the proposed sale thereof.

          We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

            Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that the Company has the full power and authority under the laws of the state of Nevada, and under its Articles of Incorporation and Bylaws, as amended, to issue the Warrants and Shares; that the Warrants have been legally issued, fully paid and are not assessable; and that the Shares are validly authorized Shares of Common Stock of the Company, and when issued upon the excercise of, and in accordance with the terms of, the Warrants, will be legally issued, fully paid and not assessable and not subject to any preemptive or similar rights.

           We hereby consent to the filing of the foregoing opinion as an exhibit to the above-referenced Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name in such Registration Statement and in the related Prospectus under the heading "Legal Matters."

                             Very truly yours,



                             KUMMER KAEMPFER BONNER & RENSHAW


JCJ:tsn